Exhibit 99.1

Hillenbrand Completes Acquisition of Milacron

Increased Scale and Meaningful Product Diversification

Compelling Long-term Growth Opportunities with Enhanced Ability to Serve Customers across the Plastics Value Chain

Annualized Cost Synergies of Approximately $50 Million Expected within Three Years

BATESVILLE, Ind., Nov. 21, 2019 – Hillenbrand, Inc. (NYSE: HI) today announced it has completed the acquisition of Milacron Holdings Corp. in a cash and stock transaction valued at approximately $1.9 billion, including the repayment of Milacron’s outstanding debt.

“The completion of the Milacron acquisition represents a pivotal step in our journey to become a world-class global diversified industrial company, and we look forward to realizing the benefits of this transformative transaction as we continue to execute our strategy to drive profitable growth,” said Joe Raver, President and Chief Executive Officer of Hillenbrand. “This is an important milestone in both companies’ long histories and I’m excited to welcome Milacron employees to Hillenbrand.”

Under the terms of the merger agreement entered into on July 12, 2019, Milacron stockholders receive $11.80 in cash and a fixed exchange ratio of 0.1612 shares of Hillenbrand common stock for each share of Milacron common stock they own, representing approximately 16% of Hillenbrand’s outstanding shares on a post-close basis. The completion of the transaction follows the satisfaction of all closing conditions under the merger agreement, including approval of the acquisition by Milacron stockholders.

Milacron is a global leader in highly engineered and customized systems in plastic technology and processing with more than $1 billion in annual revenue. It has strong industry positions and brands, as a leader in hot runner systems and injection molding equipment. Together, the combined company will have increased scale and meaningful product diversification, enhancing its ability to serve customers with expanded capabilities across the plastics value chain, including base resins production, compounding, plastics processing, and recycling.

With the completion of this transaction, Milacron stock has ceased trading and is no longer listed on the New York Stock Exchange.

Hillenbrand announced that it is reviewing strategic alternatives for Milacron’s Cimcool business. Financial advisor Houlihan Lokey has been engaged to assist in the review. The company cannot predict the timing or the outcome of this work and does not intend to comment further until the Board of Directors approves a specific transaction or the company believes that disclosure is otherwise appropriate.

“Given our vision to create a portfolio of scalable businesses and the need to target our internal investments, we believe it is in the best interest of Hillenbrand and Cimcool to seek strategic alternatives for Cimcool,” added Raver. “It’s a compelling business with strong cash flow characteristics that we believe will be better able to achieve its goals in an alternative setting.”

Leadership Announcements

In addition to Hillenbrand’s current executive team, who will continue to report to Joe Raver, President and Chief Executive Officer of Hillenbrand, the Company has appointed Mac Jones as President, Milacron Injection Molding & Extrusion, and Ling An-Heid as President, Mold-Masters to join the Hillenbrand Executive Management Team.

“It’s an honor to lead this executive team and I look forward to working closely with this group as we combine the strengths of both Hillenbrand and Milacron. The infusion of key talent will enhance our culture and competitive position and is at the heart of achieving our strategic direction,” said Joe Raver.

About Hillenbrand

Hillenbrand (www.Hillenbrand.com) is a global diversified industrial company with businesses that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand’s portfolio includes industrial businesses such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville, a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under "HI."

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks, including with respect to Hillenbrand’s acquisition of Milacron (together such companies being the “Combined Company”), the Combined Company’s expected financial performance, as well as the Combined Company’s strategic and operational plans. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from the Combined Company’s expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the impact of the 2017 Tax Cuts and Jobs Act, enacted by the U.S. government on December 22, 2017, on the Combined Company’s financial position, results of operations, and cash flows; the outcome of any legal proceedings that may be instituted against the Combined Company, or any companies we may acquire; risks that the acquisition of Milacron or any other acquisition or disposition disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Combined Company or any acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; the impact of the additional indebtedness that Hillenbrand has incurred in connection with the acquisition of Milacron and the ability of the Combined Company to meet its de-levering goals; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials or certain outsourced services; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the death care industry; cyclical demand for industrial capital goods; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment.  For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2019, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2019, and in the corresponding section of Milacron’s latest Form 10-K, as recast in its Form 8-K filed with the SEC on September 6, 2019. The Combined Company assumes no obligation to update or revise any forward-looking information.

Contacts for Hillenbrand:

Corporate Communications

Tory Flynn, Corporate Communications

Phone: 812-931-5024

Email: Tory.Flynn@Hillenbrand.com

Investor Relations

Rich Dudley, Investor Relations

Phone: 812-931-5001

Email: Rich.Dudley@Hillenbrand.com